Exhibit 21

CUMMINS INC.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary/Joint Venture	State or Country of Incorporation
A. F. Shane, Inc.	Pennsylvania
Anadarko Group, Inc.	United States
Auto Diesel Power Plant Ltd.	United Kingdom
AvK/SEG Holding GmbH & Co.	Germany
CBM Technologies Pty. Ltd.	Australia
CD Power Rent, S. de R.L. de C.V.	Mexico
C. G. Newage Electrical Ltd.	India
CECO Diesel	Canada
Cal Disposition, Inc.	California
Chongqing Cummins Engine Co., Ltd.	China
CNE S/A Industrial	Brazil
Combined Energy Systems	United States
Consolidated Diesel Company	North Carolina
Consolidated Diesel of North Carolina, Inc.	North Carolina
Consolidated Diesel, Inc.	Delaware
Cummins Americas, Inc.	Indiana
Cummins Auto Services Ltd.	India
Cummins Brasil Ltda.	Brazil
Cummins Comercializadora S. de R.L. de C.V.	Brazil
Cummins Corporation	Indiana
Cummins de Centro America Ltda.	Costa Rica
Cummins Diesel Botswana Ltd.	S. Africa
Cummins Diesel Deutschland GmbH	Germany
Cummins Diesel of Canada Limited	Canada
Cummins Diesel FZE	United Arab Emirates
Cummins Diesel International Limited	Barbados
Cummins Diesel Italia S.P.A.	Italy
Cummins Diesel Japan Ltd.	Japan
Cummins Diesel Limited	Canada
Cummins Diesel N.V.	Belgium
Cummins Diesel Sales Corporation	Indiana
Cummins Diesel Sales and Service (India) Ltd.	India
Cummins Diesel Sales and Service (Korea) Ltd.	Korea
Cummins Diesel of South Africa (Pty.) Ltd.	S. Africa
Cummins Distributor Belgium S.A. N.V.	Belgium
Cummins Eastern Canada, Inc.	Canada
Cummins Engine (Beijing) Co., Ltd.	China
Cummins Engine (China) Investment Co. Ltd.	China
Cummins Engine (Singapore) Pte. Ltd.	Singapore
Cummins Engine Company Limited (NZ)	New Zealand
Cummins Engine Company Limited (UK)	United Kingdom
Cummins Engine Company Pty. Limited	Australia
Cummins Engine Holding Co., Inc.	Indiana

Subsidiary/Joint Venture	State or Country of Incorporation
Cummins Engine IP, Inc.	United States
Cummins Engine Shanghai Services & Trading Co. Ltd.	China
Cummins Engine Venture Corporation	Indiana
Cummins Filtration IP, Inc.	United States
Cummins Financial, Inc.	Delaware
Cummins Funding Corporation	Delaware
Cummins Great Lakes, Inc.	Indiana
Cummins Hong Kong Ltd.	Hong Kong
Cummins India Holdings Ltd.	India
Cummins India Ltd.	India
Cummins Infotech Ltd.	India
Cummins Intellectual Property, Inc.	United States
Cummins Intl. Finance Corporation	Delaware
Cummins Komatsu Engine Company	Indonesia
Cummins Korea, Ltd.	Korea
Cummins Mexicana, S.A. de C.V.	Mexico
Cummins Military Systems Company	Delaware
Cummins Natural Gas Engines, Inc.	Delaware
Cummins PowerGen IP, Inc.	United States
Cummins Power Generation (S) Pte. Ltd.	Singapore
Cummins Power Generation Australia Pty. Ltd.	Australia
Cummins Power Generation Ltd.	United Kingdom
Cummins Power Generation Mali S.A.	S. Africa
Cummins Power Generation, Inc.	Indiana
Cummins Power Rent Comercio, Locacao, Ltd.	Brazil
Cummins Power Rent (SEA) Pte. Ltd.	Singapore
Cummins Power Service and Parts Corporation	Taiwan
Cummins Power Solutions Ltd.	India
Cummins Receivables Corporation, Ltd.	United States
Cummins S. de R.L. de C.V.	Mexico
Cummins Sales & Service Philippines, Inc.	Philippines
Cummins Ten Holdings Ltd.	Canada
Cummins U.K. Limited	United Kingdom
Cummins Venture Corporation	Delaware
Cummins Westport Inc.	Delaware
Cummins Xiangfan Machining Co. Ltd.	China
Cummins Zimbabwe Pvt. Ltd.	Zimbabwe
Cummins-Scania High Pressure Injection, L.L.C.	United States
Diesel Recon De Mexico, S.A. de C.V.	Mexico
Dieselcomp, Inc.	Indiana
Digisonix, LLC	Wisconsin
Distribuidora Cummins Ltda. (Argentina)	Argentina
Distribuidora Cummins Sao Paulo Ltda.	Brazil
Dongfeng Cummins Engine Co. Ltd.	China
EmeraChem LLC	Delaware
Empresas Cummins S.A. De C.V.	Mexico
Enceratec, Inc.	Maryland
Engine Systems Ltd.	Pakistan
Page 3
Subsidiary/Joint Venture	State or Country of Incorporation
European Engine Alliance EEIG	England
European Engine Alliance SrL	United Kingdom
Fleetguard Filtration Systems India Pte. Ltd.	India
Fleetguard, Inc.	Indiana
Fleetguard International Corp.	Indiana
Fleetguard Korea Ltd.	Korea
Fleetguard Nelson Brasil Comercial Ltda.	Brazil
Fleetguard Nelson Mexico S. de R.L. ale C.V.	Mexico
Fleetguard SARL	France
FLNL Servicios S. de R.L. de C.V.	Mexico
Holset Engineering Company Ltd.	United Kingdom
HPI Company	Indiana
Industria E Comercio Cummins Ltda.	Brazil
Industrial Power Alliance, Ltd.	Japan
Innovative Computing Corp.	Oklahoma
KamDizel J.E.	Russia
Komatsu Cummins Chile, Ltda.	Chile
Komatsu Cummins Engine Co. Ltd.	Japan
Kuss Corporation	Ohio
Markon Engineering Company Ltd.	United Kingdom
Markon Sawafuji Ltd.	Japan
NAP Holdings Ltd.	Singapore
Nelson Burgess Ltd.	Canada
Nelson Engine Systems India Private Ltd.	India
Nelson Export Sales Corp.	U.S. Virgin Islands
Nelson Industries Europe, GmbH	Germany
Nelson Muffler Canada, Inc.	Canada
Newage Asia Pacific Pte. Ltd.	Asia
Newage Engineers GmbH	Germany
Newage Engineers Pty Ltd.	Australia
Newage International Ltd.	United Kingdom
Newage Italia S.R.L.	Italy
Newage Ltd. (U.K.)	United Kingdom
Newage Ltd. (USA)	Pennsylvania
Newage Machine Tools Ltd	United Kingdom
Newage Norge	Norway
No. 379 Taurus Ventures Ltd.	Canada
Northwest Dieselguard Ltd.	Canada
NWMW, Inc.	United States
Ona Corporation	Alabama
Onan Corporation	Delaware
Onan Eastern Canada, Inc.	Canada
Onan Foreign Holdings, Ltd.	Delaware
Onan International Limited	United Kingdom
Pacific World Trade, Inc.	Indiana
PBB Transit Corp.	Delaware
Petbow Asia Pacific Pty. Ltd.	Australia
Page 4
Subsidiary/Joint Venture	State or Country of Incorporation
Petbow Limited	United Kingdom
PGI (Overseas Holdings) B.V.	The Netherlands
PGI (UK Holdings) Limited	United Kingdom
Power Group International Limited	United Kingdom
Power Group International (Overseas Holdings) Limited	United Kingdom
Power Systems India Ltd.	India
Powertrain Industria e Comercio Ltda.	Brazil
P.T. Newage Engineers Indonesia	Indonesia
Shanghai Fleetguard Filter Co., Ltd.	China
Shanghai Fleetguard International Trading Co.	China
Shenzhen Chongfa Cummins Co. Ltd.	China
Stamford Iberica S.A.	Spain
Stamford Mexico, S. de R.L. de C.V.	Mexico
Swagman Australia Pty. Ltd.	Australia
Tata Cummins Ltd.	India
Tata Holset Private Ltd.	India
Turbo Europa BV	The Netherlands
VC Lubricating Oil Co. Ltd.	Hong Kong
Wuxi Holset Engineering Co. Limited	China
Wuxi Newage Alternators Ltd.	China